                                                                   EXHIBIT 10.30

                                            ***TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                         UNDER 17 C.F.R.  SECTIONS 200.80(B)(4),
                                                            200.83 AND 240.24B-2


                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE

        This Settlement Agreement and Mutual Release (together with the exhibits and schedules attached hereto, the "Settlement Agreement") is entered into effective as of August 17, 2000 by and between MP3.COM, INC. ("MP3" herein), on the one hand, and Sony Music Entertainment Inc. ("Company"), on the other hand, both of which are sometimes collectively referred to as the "Parties" and each of which is sometimes individually referred to as a "Party" and is made with reference to the following:

1.      RECITALS:

        a) Company is a Plaintiff and MP3 is the defendant in the following litigation (the "Litigation"): UMG RECORDINGS, INC., SONY MUSIC ENTERTAINMENT INC., WARNER BROS. RECORDS INC., ARISTA RECORDS INC., ATLANTIC RECORDING CORPORATION, BMG MUSIC D/B/A THE RCA RECORDS LABEL, CAPITOL RECORDS, INC., ELEKTRA ENTERTAINMENT GROUP, INC., INTERSCOPE RECORDS, AND SIRE RECORDS GROUP INC., Plaintiffs, vs. MP3.COM, INC., Defendant, Case No. 00 Civ. 0472
                (JSR).

        b) Each of the Parties to this Settlement Agreement desire to permanently settle and resolve any and all claims, disputes, issues or matters that exist between them as of the date of this Settlement Agreement and to dismiss with prejudice the Litigation.

        c) NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein, and subject to the terms and conditions set forth below, the Parties desire to, and hereby do, resolve their differences and agree as follows:

2.      SETTLEMENT TERMS:

        a) In consideration hereof, concurrently with the execution hereof and of the License Agreement referred to in subparagraph (f) below, and the execution by counsel for the Parties hereto and delivery of a copy to MP3 for filing of the Dismissal With Prejudice of the Litigation as described hereinbelow MP3 will pay Company the sum of [...***...] plus [...***...].



                                              * CONFIDENTIAL TREATMENT REQUESTED

               Bank Address: [...***...]


               Bank Contact: [...***...]

        b)     [...***...]

               i)     [...***...]

               ii)    [...***...]

                      a) BMG Entertainment, -  [...***...];

                      b) Warner Music Group, Inc. - [...***...];

                      c) UMG Recordings, Inc. - [...***...]; and



                                              * CONFIDENTIAL TREATMENT REQUESTED

                      d) EMI Records Group - [...***...].

               iii)   [...***...]

        c) For no additional consideration, Company also hereby agrees that the master recordings and phonorecord copyrights, excluding the musical compositions or literary or dramatic works embodied therein, previously copied by MP3 which are owned or controlled by Company shall be deemed to have been copied with Company's consent.

        d)     [...***...]

        e) It specifically is understood that the term "Company" shall include any corporation or other entity controlling, or controlled by, or under common control therewith, [...***...]

        f) Concurrently herewith, Company and MP3 are entering into a License Agreement in the form annexed hereto as Exhibit A (the "License Agreement").



                                              * CONFIDENTIAL TREATMENT REQUESTED

3.      RELEASES

        a) Company Release. Company, on behalf of itself and its heirs, agents, employees, representatives, partners, owners, related entities, officers, parents, shareholders, directors, subsidiaries, affiliates, attorneys, transferees, predecessors, successors, and assigns does hereby irrevocably release, acquit and forever discharge MP3 and each of its respective heirs, agents, employees, representatives, partners, owners, related entities, officers, parents, shareholders, directors, subsidiaries, parents, subsidiaries, divisions, affiliates, officers, directors, shareholders, investors, family members, attorneys, transferees, predecessors, successors, and assigns, jointly and severally in their representative capacities (the "MP3 Releasees"), of and from any and all debts, suits, claims, actions, causes of action, controversies, demands, rights, damages, losses, expenses, costs, attorneys' fees, compensation, liabilities and obligations whatsoever (hereinafter referred to collectively as "Company Claims"), suspected or unsuspected, known or unknown, foreseen or unforeseen, arising at any time up to and including the date of this Settlement Agreement, which Company may now have or at any time heretofore may have had, or which at any time hereafter may have or claim to have against the MP3 Releasees, relating to, arising from, or concerning the MyMP3 Service or the Litigation (hereinafter "Company Released Claims").

        b) MP3 Release. MP3, on behalf of itself and its heirs, agents, employees, representatives, partners, owners, related entities, officers, parents, shareholders, directors, subsidiaries, affiliates, attorneys, transferees, predecessors, successors, and assigns does hereby irrevocably release, acquit and forever discharge Company and each of its respective heirs, agents, employees, representatives, partners, owners, related entities, officers, parents, shareholders, directors, subsidiaries, affiliates, attorneys, transferees, predecessors, successors, and assigns, jointly and severally in their representative capacities (the "Company Releasees"), of and from any and all debts, suits, claims, actions, causes of action, controversies, demands, rights, damages, losses, expenses, costs, attorneys' fees, compensation, liabilities and obligations whatsoever (hereinafter referred to collectively as "MP3 Claims"), suspected or unsuspected, known or unknown, foreseen or unforeseen, arising at any time up to and including the date of this Settlement Agreement, which MP3 may now have or at any time heretofore may have had, or which at any time hereafter may have or claim to have against the Company Releasees, relating to, arising from, or concerning the MyMP3 Service or the Litigation (hereinafter "MP3 Released Claims").

        c) Statutory Waiver. With respect to the Company Released Claims and the MP3 Released Claims (collectively, the "Released Claims"), all rights under

                California Civil Code Section 1542 (and any other law of similar effect), are hereby expressly waived by the Parties, and each of them, notwithstanding any provision to the contrary. Section 1542 provides as follows:

                      "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the Release, which if known by him must have materially affected his settlement with the debtor."

        d) The Parties, and each of them, and their representatives, heirs and assigns expressly waive and release any right or benefit which they have or may have under Section 1542 of the Civil Code of the State of California, to the fullest extent that they may waive all such rights and benefits pertaining to the matters released herein. It is the intention of the Parties, and each of them, through this Settlement Agreement, and with the advice of counsel, to fully, finally and forever settle and release all such matters, and all claims relative thereto, in furtherance of such intention.

        e) Dismissal With Prejudice. Company, concurrently with the execution and delivery hereof and payment of the sum described in 2(a) above, shall execute, file and deliver to MP3 a Dismissal With Prejudice of the Litigation, in the form annexed hereto as Exhibit B.

4.      NOTICES

        a) Any notice, demand, request, consent, approval, or communication that either Party desires or is required to give to the other Party is ordered to be addressed and served on or delivered to the other Party at the address set forth below. Any Party may change his/his/its address by notifying the other Parties of their change of address(es) in writing.

               i)     The addresses for MP3 are as follows:

                      MP3.com, Inc.
                      4790 Eastgate Mall
                      San Diego, CA 92121
                      Attn: General counsel and VP Legal

                      With simultaneous copies to:

                      Gary Stiffelman, Esq.
                      Ziffren, Brittenham, Branca & Fischer LLP



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
                      1801 Century Park West
                      Los Angeles, California 90067

               ii)    The address for Company is as follows:

                      Sony Music Entertainment Inc.
                      550 Madison Avenue
                      New York, NY 10022-3211
                      Attn: Senior Vice President and General Counsel

                      With simultaneous copies to:

                      Sony Music Entertainment Inc.
                      550 Madison Avenue
                      New York, NY 10022-3211
                      Attn: Senior Vice-President, Business Affairs & Administration

5.      MISCELLANEOUS PROVISIONS

        a) In order to carry out the terms and conditions of this Settlement Agreement, the Parties agree to promptly execute upon reasonable request any and all documents and instruments consistent herewith necessary to effectuate the terms of this Settlement Agreement.

        b) By entering into this Settlement Agreement, no Party admits or acknowledges that they committed any wrongdoing on their part.

        c) This Settlement Agreement and any controversy which might arise therefrom shall in all respects be interpreted, enforced and governed by the laws of the State of New York applicable to agreements made and to be fully performed therein. All parties consent to the sole and exclusive personal jurisdiction and venue in the United States District Court for the Southern District New York, and agree that all disputes or litigation regarding this Settlement Agreement shall be submitted to and determined by said court which shall have sole and exclusive jurisdiction.

        d) This Settlement Agreement, together with the License Agreement, is the entire agreement between the Parties with respect to the Released Claims or subject matter of this Settlement Agreement and supersedes all prior and contemporaneous oral and written agreements and discussions pertaining to the Released Claims or subject matter of this Settlement Agreement. This Settlement Agreement may be amended only by a written agreement executed by each of the Parties hereto. No breach of the License Agreement may or shall be deemed a breach of this Settlement Agreement.

        e) No breach of any provision hereof can be waived unless in writing signed by the party to be charged with such a waiver. Waiver of any one breach of any provision hereof shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.

        f) This Settlement Agreement shall be binding upon and inure to the benefit of the Parties hereto and his/his/its respective heirs, agents, employees, representatives, partners, parents, subsidiaries, divisions, affiliates, officers, related entities, licensees, directors, shareholders, investors, attorneys, transferors, transferees, predecessors, successors, trustees in bankruptcy, and assigns and each and every entity which now or ever was a division, parent, successor, predecessor, division, affiliate, officer, director, shareholder, investor, employee, attorney, transferor, transferee, or subsidiary for each Party and its respective legal successors and assigns.

        g) The Parties represent and warrant that each of them have not assigned all or any portion of any claim pertaining to the Released Claims to any person or entity. In the event any claims are made by any third persons or entities based upon any purported assignment or any such liens or claims are asserted in connection with the Released Claims or proceeds of the Settlement Agreement, then the Party who has breached his representation or warranty contained herein agrees to indemnify and hold harmless the other Party from any said claims being made.

        h) In the event that any covenant, condition or other provision herein contained is held to be invalid, void or illegal by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Settlement Agreement and shall in no way affect, impair or invalidate any other covenant, condition or other provision herein contained. If such condition, covenant or other provisions shall be deemed invalid due to its scope or breadth, such covenant, condition or other provision shall be deemed valid to the extent of the scope or breadth permitted by law.

        i) Each of the Parties hereto represent and declare that in executing this Settlement Agreement, they rely solely upon their own judgment, belief and knowledge, and on the advice and recommendations of their own independently selected legal counsel, concerning the nature, extent and duration of their rights and claims and that they have not been influenced to any extent whatsoever in executing the same by any representations or statements covering any matters made by any of the Parties hereto or by any person representing them or any of them. The Parties acknowledge that neither any Party hereto nor any of their representatives have made any promise, representation or warranty whatsoever, written or oral to any other party, as any inducement to enter into this Settlement Agreement, except as expressly set forth in this Settlement Agreement or in the License Agreement.

        j) The Parties hereto or responsible officer or representative thereof, and each of them, further represent and warrant that they have carefully read this Settlement Agreement and know and understand the contents hereof, and that they signed this Settlement Agreement freely and voluntarily and have had the benefit of the advice of legal counsel before executing this Settlement Agreement. Each of the representatives executing this Settlement Agreement on behalf of their respective corporations or partnerships is empowered to do so and thereby binds his respective corporation or partnership.

        k) This Settlement Agreement may be executed in counterparts and when each Party has signed and delivered at least one such counterpart to each of the other Parties, each counterpart shall be deemed an original, and all counterparts taken together shall constitute one and the same agreement, which shall be binding and effective as to all Parties. This Settlement Agreement may be executed via facsimile signatures, which shall have the same force and effect as if they were original signatures to be followed by executed originals.

        l) Each party hereto warrants and represents that it has all necessary right, title, and authority to enter into this Settlement Agreement, to grant the rights and interests herein granted, and to perform all of its obligations under this Settlement Agreement.

        m) Company, MP3 and each of their respective affiliates agree that they shall, and they shall instruct in writing their respective attorneys, accountants and other professional advisors (collectively, "Advisors") to, hold in confidence and not communicate, transmit, publish, disseminate or otherwise disclose any of the terms and conditions of this Agreement or any fact, matter, event or surrounding circumstance leading to or relating to the negotiation thereof to which such Party was privy or of which they were otherwise made aware (e.g., by being copied on correspondence or by being advised of such fact, matter, event or circumstance by another party to the negotiation) (collectively, "Confidential Information"); provided, however, that nothing in this subparagraph (m) shall prohibit disclosure of such Confidential Information: (a) by Company, MP3 or any Affiliate to its respective financial officers, management, bankers or others as may be reasonably necessary in the operation of its respective business or by Company to any of its Affiliates; (b) by Company, MP3 or any Affiliate to its respective

                Advisors to the extent that such disclosure is in the opinion of such Advisors required to enable such Advisors fully to represent the person or entity concerned (or by any of Company's Affiliates or licensees to their respective attorneys, accountants and other professional advisors); (c) in connection with any legal or governmental proceeding; or (d) to any judicial, governmental or regulatory body. [...***...]

        n) Company and MP3 and each of their respective affiliates agree that the disclosure of the existence of this agreement or any of the transactions contemplated in this Agreement, including, without limitation, any Confidential Information, in the context of any formal public communication to a third party of any kind, including, for the avoidance of doubt and without limitation, in the context of a formal press announcement or press conference, shall be subject to MP3's and Company's mutual approval. Attached hereto as Exhibit C to this Agreement is a formal press announcement which is deemed mutually approved by both MP3 and Sony (the "Agreed Statement").



                                              * CONFIDENTIAL TREATMENT REQUESTED

        IN WITNESS WHEREOF, the Parties hereto have executed this Settlement Agreement on the date(s) written beside his/his/its name, respectively.



                                          Sony Music Entertainment Inc.


Dated:                                    By: /s/ Ron Wilcox
       ---------------------------            ----------------------------------
                                          Its: Senior Vice President Business
                                               Affairs and Administration


Dated:                                    MP3.com, Inc.
       ---------------------------


                                          By: /s/ Robin Richards
                                              ----------------------------------
                                          Its: President



APPROVED AND ACCEPTED INSOFAR AS THE UNDERSIGNED IS CONCERNED:

                                          Sony/ATV Music Publishing LLC


                                          By: /s/ Signature Illegible
                                              ----------------------------------
                                          Its: Executive Vice President

                                    EXHIBIT A
                                LICENSE AGREEMENT

                                            ***TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                         UNDER 17 C.F.R.  SECTIONS 200.80(B)(4),
                                                            200.83 AND 240.24B-2



                                  MP3.com, Inc.
                               4790 Eastgate Mall
                               San Diego, CA 92121

                                 August __, 2000

Sony Music, a Group of Sony Music Entertainment Inc.
550 Madison Avenue
New York, NY 10022-3211

Gentlepersons:

        This letter, when and if fully executed, will set forth the terms of the license agreement between Sony Music, a Group of Sony Music Entertainment Inc. ("Sony" or "Company") and MP3.com, Inc. ("MP3", "us" or "we"), with respect to Sony licensing certain rights to MP3 on the following terms:

1.      DEFINITIONS:

        a)     [...***...]

               i)     [...***...]

               ii)    [...***...]

               iii)   [...***...]



                                              * CONFIDENTIAL TREATMENT REQUESTED

               iv)    [...***...]

               v)     [...***...]

               vi)    [...***...]

               vii)   [...***...]


                                              * CONFIDENTIAL TREATMENT REQUESTED

        b) "Affiliate": Any corporation or other person or entity controlling, or controlled by, or under common control with a party or Person, as the case may be, and any joint ventures in which any of the foregoing participate.

        c) "Artist": A recording artist, record producer, or other third party entitled to a royalty or other participation in revenues derived from the exploitation of Company Recordings ("Record Revenue Participation"). [...***...]

        d)     "Beam It":    [...***...]



                                              * CONFIDENTIAL TREATMENT REQUESTED

        e)      "Company Album": [...***...]

        f)      "Company Master": [...***...]

        g)      "Company Recordings": [...***...]

               i)     [...***...]


                                              * CONFIDENTIAL TREATMENT REQUESTED

               ii)    [...***...]

               iii)   [...***...]



                                              * CONFIDENTIAL TREATMENT REQUESTED

        h)      "Company Shelf" [...***...]



                                              * CONFIDENTIAL TREATMENT REQUESTED

        i)      "Composition" - [...***...]

        j)      "Download" or Downloading" - [...***...]

        k)      "Electronic Digital Copy" - [...***...]

        l)      [...***...]

        m) "Home Page" - the individual Web Page of a Web Site intended by the Person maintaining the Web Site concerned to be the first Web Page viewed by new end-users the first time they access such Web Site.

        n)      "Instant Listen": [...***...]



                                              * CONFIDENTIAL TREATMENT REQUESTED

        o) "Internet": A medium consisting of wired or wireless electronic or electromagnetic networks (including without limitation, fiber optic, microwave, twisted-pair copper wires, coaxial cable, satellite, wireless transmission, cellular networks, and combinations thereof) and collections thereof now or hereafter existing, wherever, located, for the transmission from a distant location of digital data (e.g., text, information, graphics, audio, video, or combination of the foregoing), through the use of any protocols or standards now known or hereafter devised (including without limitation, Transmission Control Protocol/Internet Protocol ["TCP/IP"] and subsequent extensions or modifications thereof) from or to electronic devices (e.g., computers [mainframe, desktop, laptop, handheld, etc.], set-top boxes, cable modems, handheld devices, cell phones, televisions, etc.) capable of transmitting or receiving digital data or digital information, irrespective of whether such networks are open or proprietary, public or private, or whether a fee is charged or a subscription or membership is required in order to access such networks. "Internet" also includes without limitation the computer network comprising inter-connected networks commonly referred to as the "Internet" and the "World Wide Web." [...***...]

        p) "Link" - an embedded icon, object, graphic or text within a Web Page that consists of a hypertext pointer to the URL of another Web Page.

        q)      "Locker": [...***...]



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
        r)      "Locker Owner": an individual end-user who:

                i) has registered for and has been assigned by MP3 a unique "account" for access to MyMP3 (a "User Account");

                ii) has had a unique password approved by MP3 in respect of each User Account, which must be correctly entered prior to the commencement of any session during which such end-user is permitted to access MyMP3 (i.e., Persons that do not have such a unique password cannot access MyMP3.

        s)      "Mechanical Royalties" - [...***...]

        t)      "MP3 Site" - [...***...]

        u)      "MyMP3": [...***...]

        v) "Person": any natural person, legal entity, or other organized group of persons or entities. (All pronouns, whether personal or impersonal, which refer to Persons include natural persons and other Persons.)

        w) A "Phonograph Record" is a Record as embodied by the manufacturer and/or distributor in a physical, audio-only Record configuration (e.g., vinyl LP's, cassettes and compact discs).

        x) "Record": Any and all forms of reproductions, transmissions or communications of audio Recordings (e.g., Albums, singles, etc.), now or hereafter known, manufactured, distributed, transmitted or communicated primarily for home use, school use, juke box use, or use in means of transportation.



                                              * CONFIDENTIAL TREATMENT REQUESTED



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
        y)      "Record Labels" [...***...]

        z) "Recording": every recording of sound, not coupled with a visual image, by any method and on any substance or material, or in any other form or format, whether now or hereafter known, which is used or useful in the recording, production and/or manufacture of Records.

        aa)     "Company Site" - [...***...]

        bb)     (A) "Stream" - [...***...]

        cc)     "Title List(s)": [...***...]

        dd) "Web Page" - a document that is either (a) written in HTML (i.e., Hypertext Markup Language), or another industry standard mark-up language, that is made available for viewing by end users at a single URL or domain name via the World Wide Web portion of the Internet by server software using HTTP (i.e., Hypertext Transfer Protocol) to effectuate data transmission (or server software using any other generally accepted protocols utilized to effectuate data transmissions via the World Wide Web portion of the Internet); or (b) written in any computer programming language other than HTML, that is intended to be accessible, directly or indirectly, simultaneously to end users throughout the world via a computer or any other electronic device on any public data network that uses Transmission Control Protocol/Internet Protocol (i.e., TCP/IP) or Wireless Application Protocol (i.e., WAP) to effectuate data transmission (or any other generally accepted protocols utilized to effectuate data transmissions via public data networks). For purposes of the preceding sentence, only, the requirement that end users pay a subscription fee or other charge in consideration of accessing a data network



                                              * CONFIDENTIAL TREATMENT REQUESTED



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
                shall not, by that reason alone, mean that such data network is not a public data network.

        ee) "Web Site" - a collection of Web Pages with a common theme or subject matter which are (a) organized hierarchically, (b) owned, managed and operated by the same Person or at the direction of such Person, and (c) interconnected via Links..

2.      LICENSE:

        a) Subject to the terms and conditions of this agreement, Company hereby licenses to MP3 during the Term the non-exclusive, non-sublicensable right:

                i) To reproduce one or a reasonable number of copies of the Company Recordings, solely to the extent necessary to enable the digital audio transmission of the Company Recordings in accordance with the terms and conditions prescribed elsewhere in this Agreement; and

                ii) To make digital audio transmissions of the Company Recordings solely by means of Streaming in accordance with paragraph 12 and the Exhibits hereto, from MP3's servers, to Locker Owners solely as part of MyMP3.

                iii) To use the names and tradenames of Company (as and solely to the extent that same appear on Company Recordings), the titles of Company Albums and Company Masters, the names of any Artists or other Persons rendering services or granting rights to Company with respect to Company Recordings, and any front Company Album cover artwork utilized by Company and its Affiliates in the United States, in connection with Company Recordings solely for informational purposes to identify Company Recordings in Lockers as part of MyMP3, e.g., on Title Lists and on display during Streaming. MP3 shall have the right to use such front album cover art only to the extent that Company can license such rights. Except as provided above, MP3 shall not have the right to use any of said materials, without Company's approval, which it can withhold in its absolute discretion. [...***...]



                                              * CONFIDENTIAL TREATMENT REQUESTED

                iv)     [...***...]

        b) Company Recordings can be added to or inserted in an individual Locker solely:

                i)      Via MP3's "Instant Listen" system, or

                ii)     Via MP3's "Beam-it" system, or

                iii)    [...***...]

                iv)     [...***...]

        c)      [...***...]



                                              * CONFIDENTIAL TREATMENT REQUESTED

        d)      [...***...]

        e)      [...***...]

        f) It is agreed that no rights whatsoever to Compositions or other dramatic, literary or other works other than sound recordings that are embodied in Company Recordings are being conveyed herein and that MP3 separately shall secure any rights required in connection with the use of same in connection with MyMP3.

        g)      [...***...]

        h) The license granted in this Section 2 is limited to the use of the Company Recordings and the materials described in 2(a)(iii) above solely in the manner set forth in this Agreement. Any and all other rights in connection with the Company Recordings and the materials described in 2(a)(iii) above are specifically reserved by Company. Nothing herein shall be construed as permitting MP3 to otherwise exploit the Company Recordings and the



                                              * CONFIDENTIAL TREATMENT REQUESTED
                materials described in 2(a)(iii) above, and/or engage in the sale or distribution of any Electronic Digital Copies of any Company Recordings.

        i)      [...***...]

        j) Except as expressly provided herein or permitted under applicable law: (a) neither MP3 nor any Person deriving rights from MP3 shall have any right to edit, modify or otherwise alter any of the Company Recordings; and (b) neither MP3 nor any Person deriving rights from MP3 will include the Company Recordings in computer files other than computer files created for use exclusively MyMP3 in accordance with this Agreement.

3.      EXCLUSIVITY: The rights granted to MP3 hereunder shall be non-exclusive.

4.      TERM AND TERRITORY:

        a)      The territory shall be [...***...]

                i)      [...***...]

                ii)     [...***...]

                iii)    Notwithstanding subparagraphs (i) and (ii) above:



                                              * CONFIDENTIAL TREATMENT REQUESTED

                a)      [...***...]

                b)      [...***...]



                                              * CONFIDENTIAL TREATMENT REQUESTED

        b) The term of this license (the "Term") shall commence forthwith and shall continue until [...***...]

5. CONSIDERATION:In consideration of this license, Company shall receive the following:

        a)      [...***...]



                                              * CONFIDENTIAL TREATMENT REQUESTED

        b)     [...***...]

        c)     [...***...]

        d)     [...***...]

        e)     [...***...]

        f)     [...***...]



                                              * CONFIDENTIAL TREATMENT REQUESTED

        g)     [...***...]



                                              * CONFIDENTIAL TREATMENT REQUESTED

        h)      [...***...]

6.      ACCOUNTINGS:

        a) MP3 will compute the sums due Company under paragraphs 5(a), 5(b) and 5(d) as of each March 31, June 30, September 30 and December 31 after the date hereof. Within sixty-(60) days after each calendar quarterly period, MP3 will send Company a statement covering sums due hereunder and shall concurrently pay Company all sums shown due thereunder.

        b)      MP3 will maintain (for at least 5 years after the end of the
                Term) books and records with respect to sums payable to Company hereunder. Company may, at its own expense no more than once per calendar year, examine and copy those books and records, as provided in this paragraph. Company may make such an examination for a particular statement within three and one-half (3-1/2) years after the date when MP3 sends Company the statement concerned. Company shall only have the right to institute suit with respect to a particular statement within three years after the close of the Term hereof. As an alternative, Company shall have the right to conduct a single audit of MP3, otherwise as set forth herein, at any time within eighteen (18) months after the end of the Term. Company may make those examinations only during MP3's usual business hours, and at the place where it keeps the books and records. Such books and records shall be kept at the MP3 office in San Diego, California, unless otherwise notified. Company will be required to notify MP3 at least ten (10) days before the date of planned examination. In the event that an audit proves (as a result of a mutually approved settlement or a



                                              * CONFIDENTIAL TREATMENT REQUESTED
                binding judgment) an underpayment to Company of greater than [...***...] of sums properly due for the audited period, MP3 shall reimburse Company for its reasonable audit costs.

        c) The statements referred to paragraph 7(a) above shall provide Company information, sorted by both artist and title, setting forth [...***...] MP3 will work in good faith with Company to develop formats for MP3's accounting statements, including computer-sensible formats, which will assist Company in accounting to Artists with respect to the exploitation by MP3 of Company Recordings and incorporating the information directly into Company's accounting systems.

        d) If Company does not receive any accounting statement as and when required hereunder for more than three accounting periods in any one (1) year period, then with respect to the next accounting period(s), MP3 shall submit License Fee payments that are [...***...] than the quarterly payments due for the preceding quarter, and payments shall continue at that increased rate, until Company receives the late accounting statement. If the amount paid pursuant to this subparagraph is more than the amount actually due, the overpayment shall be credited against future license fees due to Company under this agreement.

7.      WARRANTIES; AUTHORITY TO CONTRACT:

        a)      MP3 warrants and represents that:

               i)     [...***...]

               ii)    [...***...]

               iii)   [...***...]



                                              * CONFIDENTIAL TREATMENT REQUESTED

                iv)     [...***...]

                v)      [...***...]

                vi)     [...***...]

                vii)    [...***...]

                viii)   [...***...]

                ix)     [...***...]

                x)      [...***...]



                                              * CONFIDENTIAL TREATMENT REQUESTED

                xi)     [...***...]

                xii)    [...***...]

        b)      Company represents and warrants:

                i)      [...***...]

                ii)     [...***...]

                iii)    [...***...]

                iv)     [...***...]

                v)      [...***...]

        c) Either Party may terminate the Term of this Agreement upon a material breach of any of the material agreements made by the other Party hereto, including without limitation a failure to account for more than three (3) consecutive accounting periods in any year, which breach is not cured within thirty (30) days from date of detailed written notice by the non-breaching Party of any such breach.

        d)      [...***...]

8.      INDEMNITY:


                                              * CONFIDENTIAL TREATMENT REQUESTED

        a) MP3 shall at all times indemnify and hold harmless Company and its Affiliates from and against any and all claims, losses, damages, liabilities, costs and expenses, including, without limitation, legal expenses and reasonable counsel fees arising out of any breach or alleged breach by MP3 or any MP3 Affiliate of any of warranty, representation, covenant or obligation by MP3 or any MP3 Affiliate hereunder (individual and collectively, "MP3 Claims"). In the event of any MP3 Claim: (i) Company shall notify MP3 of the MP3 Claim concerned promptly following the date that Company or any Company Affiliate becomes aware of it;
                (ii) MP3 shall defend against the MP3 Claim concerned (at MP3's own expense) through legal counsel selected by MP3 with Company's consent, which consent Company shall not unreasonably withhold; and (iii) each Party shall reasonably cooperate with the other in the defense of the MP3 Claim concerned. MP3 shall be solely responsible for the amount of any settlement approved by MP3 or judgment for such MP3 Claim and all legal expenses and counsel fees incurred by MP3 in connection therewith, subject to section 8(b) below.

        b) In the event that MP3 or any MP3 Affiliate is failing for any reason to defend against the MP3 Claim concerned, Company shall have the right to assume the defense and settlement of the MP3 Claim concerned through legal counsel selected by Company, but MP3 shall be solely responsible at all times for the amount of any settlement or judgment for such MP3 Claim, as well as all reasonable legal expenses and reasonable counsel fees incurred by Company in connection therewith. Any settlement of an MP3 Claim shall be subject to MP3's consent, which consent MP3 shall not unreasonably withhold. Notwithstanding the foregoing, in the event that MP3 defends against the MP3 Claim concerned (at MP3's own expense) through legal counsel selected by MP3 in accordance with and subject to clause (ii) of section 8(a) above, Company shall have the right at all times to actively participate in the defense thereof, and to employ legal counsel selected by Company at Company's own expense [separate from the counsel employed by MP3], it being understood that MP3 shall have the right at all times, in MP3's sole discretion, to maintain control of the conduct of the defense.

        c) Company shall at all times indemnify and hold harmless MP3 and its Affiliates from and against any and all claims, losses, damages, liabilities, costs and expenses, including, without limitation, legal expenses and reasonable counsel fees arising out of any breach or alleged breach by Company of any warranty, representation, covenant or obligation by Company hereunder (individually and collectively, "Company Claims"). In the event of any Company Claim: (i) MP3 shall notify Company of the Company Claim concerned promptly following the date that MP3 becomes aware of it; (ii) Company shall defend against the Company Claim concerned (at Company's own expense) through legal counsel selected by Company with MP3's consent, which consent MP3 shall not unreasonably withhold; and (iii) each Party shall reasonably cooperate with the other in the defense of the Company Claim concerned. Company shall be solely responsible for the amount of any settlement or judgment for such Company Claim and all legal expenses and counsel fees incurred by Company in connection therewith, subject to section 8(d) below.

        d) In the event that Company or any Company Affiliate is failing for any reason to defend against the Company Claim concerned, MP3 shall have the right to assume the defense and settlement of the Company Claim concerned through legal counsel selected by MP3, but Company shall be solely responsible at all times for the amount of any settlement or judgment for such Company Claim, as well as all reasonable legal expenses and reasonable counsel fees incurred by MP3 in connection therewith. Any settlement of a Company Claim shall be subject to Company's consent, which consent Company shall not unreasonably withhold. Notwithstanding the foregoing, in the event that Company defends against the Company Claim concerned (at Company's own expense) through legal counsel selected by Company in accordance with and subject to clause (ii) of section 8(c) above, MP3 shall have the right at all times to actively participate in the defense thereof, and to employ legal counsel selected by MP3 at MP3's own expense [separate from the counsel employed by Company], it being understood that Company shall have the right at all times, in Company's sole discretion, to maintain control of the conduct of the defense.

9. INJUNCTIVE RELIEF: MP3 acknowledges that the rights licensed by Company hereunder have a special, unique and extraordinary character which gives them a peculiar value, and that, in the event of a material breach of any material term, condition, representation, warranty, covenant or agreement contained in this agreement, Sony may be caused irreparable injury, which cannot be adequately compensated in monetary damages. Accordingly, in the event of any such breach, actual or threatened, Company shall have, in addition to any other legal remedies, the right to seek injunctive or other equitable relief. (The preceding sentence shall not be construed to preclude MP3 from opposing any application for such relief based upon contest of other facts alleged by Company in support of the application.).

10. NOTICES: All notices to be given hereunder shall be in writing and shall be sent by courier or other personal delivery or by registered or certified mail to the applicable address set forth on page 1 hereof or at such other address as shall be designated in writing from time to time by the party receiving notice. Company shall send a copy of each such notice to MP3 to Ziffren, Brittenham, Branca & Fischer, LLP., 1801 Century Park West, Los Angeles, California 90067,
Attn: Gary Stiffelman, Esq. MP3 shall send a copy of each notice to Company to its Senior Vice President of Business Affairs and Administration and its Senior Vice President and General Counsel. Except as otherwise provided herein, such notices shall be deemed given when personally delivered or mailed, except that notices of change of address shall be effective only after the actual receipt thereof.

11.     MISCELLANEOUS:

        a) This Agreement sets forth the entire understanding of the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether oral or written. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance.

        b) Company may assign its rights under this agreement in whole or in part to any subsidiary, affiliated or controlling corporation, to any Person owning or acquiring a substantial portion of the stock or assets of Company, or to any partnership or other venture in which Company participates, and such rights may be similarly assigned by any assignee. No such assignment shall relieve Company of any of its obligations hereunder. Company may also assign its rights to any of its Licensees if advisable in Company's sole discretion to implement the license granted. MP3 shall not have the right to assign this agreement or any of its rights hereunder other than to a Person owning or acquiring a substantial portion of its stock or assets without Company's prior written consent; provided no such assignment shall relieve MP3 of any of its obligations hereunder. Any purported assignment by MP3 in violation of this paragraph shall be void.

        c) This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State. The New York courts (State and Federal), only, will have jurisdiction of any controversies regarding this agreement; any action or other proceeding which involves such a controversy will be brought in those courts and not elsewhere. Except as is specifically provided herein, nothing in this Agreement is intended to confer on any person not a party hereto any rights or remedies under this Agreement.

        d) Neither party shall be deemed to be in breach of any of its obligations hereunder unless and until the other party shall have given specific written notice describing in reasonable detail the breach and the allegedly breaching party shall have failed to cure that breach within a reasonable time after its receipt of that written notice.

        e) This agreement may not be modified except by an instrument in writing executed by each party hereto. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof.

        f) MP3 acknowledges that Company shall have the right to license or establish businesses similar to MyMP3.

        g) In entering into this agreement, and in providing services pursuant hereto, MP3 and Company have and shall have the status of independent contractors and nothing herein contained shall contemplate or constitute MP3 or Company as each other's agents or employees.

        h) A waiver by either party of any provision of this agreement in any instance shall not be deemed to waive it for the future.

        i) All remedies, rights, undertakings, and obligations contained in this agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking or obligation of either party. No exercise of any of a Party's options or remedies under this Agreement will limit a Party's right to recover damages by reason of any default by the other Party, a Party's right to exercise any of its other options or remedies under this Agreement, or any of any Party's other rights or remedies. The captions of the Articles in this agreement are included for convenience only and will not affect the interpretation of any provision.

        j) MP3 will bear and pay any and all taxes, duties and customs of any kind, however designated, levied or based in any way anywhere in the Territory upon the performance of this agreement or the sale or resale of any products or services by MP3 and its Affiliates, including, for the avoidance of doubt and without limitation, all sales, use, excise, purchase, value added or similar taxes but excluding income or similar taxes on sums payable to Company, which income or similar taxes, for the avoidance of doubt, Company shall bear. If any claim is made against Company for such taxes, MP3 will promptly remit to Company such sums together with any penalties and interest assessed immediately, unconditionally and without offset.

12.     [...***...]

        a)    [...***...]



                                              * CONFIDENTIAL TREATMENT REQUESTED

        b)      [...***...]



                                              * CONFIDENTIAL TREATMENT REQUESTED

        c)      [...***...]

13.     CONFIDENTIALITY; PRESS RELEASE:

        a) Company, MP3 and each of their respective Affiliates agree that they shall, and they shall instruct in writing their respective attorneys, accountants and other professional advisors (collectively, "Advisors") to, hold in confidence and not communicate, transmit, publish, disseminate or otherwise disclose any of the terms and conditions of this Agreement or any fact, matter, event or surrounding circumstance leading to or relating to the negotiation thereof to which such Party was privy or of which they were otherwise made aware (e.g., by being copied on correspondence or by being advised of such fact, matter, event or circumstance by another party to the negotiation) (collectively, "Confidential Information"); provided, however, that nothing in this paragraph 13 shall prohibit disclosure of such Confidential Information: (a) by Company, MP3 or any Affiliate to its respective financial officers, management, bankers or others as may be reasonably necessary in the



                                              * CONFIDENTIAL TREATMENT REQUESTED
                operation of its respective business or by Company to any of its Affiliates; (b) by Company, MP3 or any Affiliate to its respective Advisors to the extent that such disclosure is in the opinion of such Advisors required to enable such Advisors fully to represent the Person concerned (or by any of Company's Affiliates or licensees to their respective attorneys, accountants and other professional advisors); (c) in connection with any legal or governmental proceeding; or (d) to any judicial, governmental or regulatory body. [...***...]

        b) Company, MP3 and each of MP3's Affiliates agree that the disclosure of the existence of this agreement or any of the transactions contemplated in this Agreement, including, without limitation, any Confidential Information, in the context of any formal public communication to a third party of any kind, including, for the avoidance of doubt and without limitation, in the context of a formal press announcement or press conference, shall be subject to MP3's and Company's mutual approval. Attached hereto as Exhibit C to this Agreement is a formal press announcement which is deemed mutually approved by both MP3 and Sony (the "Agreed Statement").

        Please indicate your acceptance of the above terms by signing in the space indicated below.

                                            Very truly yours,

                                            MP3.COM, INC.


                                            By: /s/ Robin Richards
                                                --------------------------------

AGREED AND ACCEPTED:

Sony Music, A Group of Sony Music Entertainment Inc.


By: /s/ Ron Wilcox
    --------------------------------
Senior Vice President Business Affairs and Administration



                                              * CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT A

                                   [...***...]



                                              * CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT B
                                   [...***...]



                                              * CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT C
                           Exemplar of MyMP3 Web Page



                    [GRAPHIC DEPICTING A MY.MP3.COM WEB PAGE]

                                    EXHIBIT B
                                   STIPULATION

UNITED STATES DISTRICT COURT
FOR THE SOUTHERN DISTRICT OF NEW YORK




UMG RECORDINGS, INC., SONY MUSIC
ENTERTAINMENT INC., WARNER BROS. RECORDS          Case No.: 00 Civ. 0472 (JSR)
INC., ARISTA RECORDS INC., ATLANTIC
RECORDING CORPORATION, BMG MUSIC d/b/a THE
RCA RECORDS LABEL, CAPITOL RECORDS, INC.,         Stipulation and Order
ELEKTRA ENTERTAINMENT GROUP, INC.,                of Discontinuance
INTERSCOPE RECORDS, and SIRE RECORDS GROUP        With Prejudice
INC.,

                  Plaintiffs,
        v.

MP3.COM, INC.,

                  Defendant.




IT IS HEREBY STIPULATED AND AGREED, by and among the undersigned counsel for Plaintiff Sony Music Entertainment Inc. (the "Settling Plaintiff") and Defendant MP3.com, Inc. that, pursuant to said parties' settlement agreement, the Complaint in the above-captioned action is hereby dismissed with prejudice pursuant to Fed.R.Civ.P. Rule 41 as to the claims of the Settling Plaintiff.

Dated:  August 15, 2000

                                               ARNOLD & PORTER



                                            By: /s/ Hadrian R. Katz
                                                --------------------------------
                                                Hadrian R. Katz
                                                555 Twelfth Street, N.W.
                                                Washington, D.C.  20004
                                                (202) 942-5000

                                             Counsel for Plaintiff
                                             Sony Music Entertainment Inc.

                                             COOLEY GODWARD LLP



                                          By: /s/ Michael B. Carlinsky
                                              --------------------------------
                                             Michael G. Rhodes (MR 0426)
                                             4365 Executive Drive
                                             Suite 1100
                                             San Diego, CA 92121-2128
                                             Tel:       (858) 550-6000
                                             Fax:       (858) 453-3555

                                                  -and-

                                             ORRICK, HERRINGTON & SUTCLIFFE LLP
                                             Michael B. Carlinsky (MC-6594)
                                             666 Fifth Avenue
                                             Suite 1100
                                             San Diego, CA  92121
                                             (212) 506-5000

                                             Counsel for Defendant
                                             MP3.com, Inc.


SO ORDERED.



--------------------------------
Hon. Jed Rakoff
U.S.D.J.

                             EXHIBIT C (PAGE 1 OF 3)

                                                                     FOR MP3.COM
                                                                   GREG WILFAHRT
                                                                  (858) 623-7280
                                                                      pr@mp3.com

                                                   FOR SONY MUSIC ENTERTAINMENT:
                                                                 LAURIE JAKOBSEN
                                                                  (212) 833-5047
                                                   laurie_jakobsen@sonymusic.com


     MP3.COM AND SONY MUSIC ENTERTAINMENT SETTLE COPYRIGHT INFRINGEMENT SUIT


     SONY MUSIC ENTERTAINMENT GRANTS MP3.COM LICENSE FOR MY.MP3.COM SERVICE

SAN DIEGO and NEW YORK, Aug. XX, 2000 -- MP3.com, Inc. (Nasdaq: MPPP) and Sony Music Entertainment (SME) announced today that they have settled the copyright infringement suit brought by Sony Music Entertainment in connection with MP3.com's My.MP3.com system. In addition to a payment by MP3.com for past acts, the companies announced that MP3.com has entered into a non-exclusive, North American license with SME for use of SME-controlled recordings with the My.MP3.com system, including the "Beam-It(TM)" and "Instant Listening(TM)" software services. These services are designed to require, among other things, users to verify the CDs they own in order to access that music in their My.MP3.com Music Manager (i.e. personal digital locker).

"It is clear that Sony Music Entertainment understands and embraces the Internet and values responsible technologies that excite consumers and reward content owners," said Michael Robertson, chairman and chief executive officer of MP3.com. "MP3.com respects the rights of copyright holders, and now, with this settlement and license, we can offer consumers an avenue to access music online from CDs they have purchased."

"Sony Music Entertainment strongly enforces its copyrights. This settlement affirms and upholds the right of copyright owners to be paid for the use of their works on the Internet," said Al Smith, Senior Vice President, Sony Music Entertainment. "Sony Music has always understood that changes in technology create new ways for consumers to experience entertainment. This licensing agreement with MP3.com is one of a number of initiatives that we have underway to enhance music fans' experience in an environment that protects intellectual property rights."

About MP3.com

                             Exhibit C (page 2 of 3)

MP3.com, Inc. has created what it believes is a unique and robust technology infrastructure for the storage, management, promotion and delivery of digital music. As the Internet's premier Music Service Provider (MSP), the company is dedicated to providing consumers with anytime, anywhere access to their music using any web-enabled device. The company's web site hosts what it believes is the largest collection of digital music available on the Internet, with more than 562,000 songs and audio files from over 87,000 digital artists and record labels. Dedicated to growing the digital music space, the company's products and services include on-demand Subscription Music Channels, an innovative Retail Music Program, a Syndicated Radio Division and others. Additionally, through the company's MSP initiative, MP3.com is partnering with a variety of forward-looking technology companies to expand its digital music strategy. MP3.com common stock is traded on the Nasdaq National Market under the ticker symbol MPPP. The company is based in San Diego, California. For more information on MP3.com, visit www.mp3.com.

About Sony Music Entertainment

Sony Music Entertainment (SME), a leading global producer, manufacturer, and marketer of recorded music and video, has a presence in 60 countries. In 1994, the company created the New Technology and Business Development division, which operates companies, directs investments and provides incubation facilities for early stage digital media companies from three principal locations in San Francisco, New York and Los Angeles. The group's holdings include over 30 companies in the digital media infrastructure, technology, wireless, service and digital content areas, reflecting SME's strategy for the broadband era. These companies include AllStarCharity.com, AudioBase, C4, Digital On-Demand, Emazing, Exactis/ 24/7 Media, Gig.com, Indimi (the parent company of AdTools and InfoBeat), i3 Mobile, lastminute.com, Launch Media, Listen.com, MongoMusic, NetGen, Palm, Inc, Quintus, Reciprocal, Redband Broadcasting, Spinner.com, T-10, Urbanworld and Yupi.com.

Statements in this press release that are not strictly historical are forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include references to activities expected to occur in connection with MP3.com's settlement and license arrangement with Sony Music Entertainment. These statements involve a high degree of risk and uncertainty, are only predictions, and actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include risks related to: implementation of MP3.com's license arrangement with Sony Music Entertainment; MP3.com's current litigation proceedings, including without limitation the inability to reach settlement with all parties to such litigation proceedings; MP3.com's new and uncertain business model; acceptance of MP3.com's products and services; MP3.com's limited operating history, and MP3.com's rapid growth, as well as other risks detailed from time-to-time in MP3.com's reports to the Securities and Exchange Commission, including its report on

                             Exhibit C (page 2 of 3)

Form 10-K for the year ended December 31, 1999 and its most recent report on Form 10-Q.